EXHIBIT 99.1

DTS Reports Strong Second Quarter 2014 Financial Results

Company Raises Full Year 2014 Revenue and EPS Outlook

CALABASAS, Calif., Aug. 11, 2014 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI), a leader in high-definition audio solutions, today announced financial results for the second quarter ended June 30, 2014.

"DTS achieved strong revenue and earnings growth in the second quarter, with double-digit organic growth driven by progress in TV and game console markets as well as continued progress on our comprehensive royalty audit program," said Jon Kirchner, chairman and CEO of DTS, Inc. "Importantly, we continue to see momentum in key areas of our business and market interest in innovative technologies like Play-Fi and Headphone:X. Our progress in the first half coupled with a growing product release pipeline has caused us to raise our full year outlook. Looking ahead, we remain focused on the large and attractive opportunities in network-connected devices, including smartphones, TVs and PCs, and expect to see accelerating organic growth over the next few years."

Financial Comparison
	Q2 2014	Q2 2013
Revenue	$36.2 million	$27.2 million
Year-over-Year Growth Rate	33%

GAAP Net Income/(Loss)	$7.0 million	$(2.0) million
GAAP Earnings/(Loss) Per Share*	$0.41	$(0.11)

Non-GAAP Operating Margin	31%	13%
Non-GAAP Net Income	$8.0 million	$2.1 million
Non-GAAP Earnings Per Share*	$0.47	$0.11
*Earnings/(Loss) Per Diluted Share Net of Tax

Other GAAP Results
	Q2 2014	Amount Per Diluted Share*
Stock-Based Compensation	$2.9 million	$0.12
Amortization of Intangibles	$2.6 million	$0.11
*Amount Per Diluted Share Net of Tax @ 30%

DTS closed the quarter with cash and investments totaling $69.5 million and generated $5.5 million in operating cash flow.

The GAAP and non-GAAP reconciling items for the quarters ended June 30, 2014 and 2013 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of the Company's website at www.DTS.com.

Business Outlook

The Company raised its outlook for the full year and now expects revenue in the range of $137 to $142 million, non-GAAP operating margins in the mid to upper 20s and non-GAAP diluted EPS in the range of $1.40 to $1.50 based on a 30% effective tax rate. Stock-based compensation expense is expected to be in the range of $0.42 to $0.46 per diluted share net of tax and amortization of intangibles is expected to be in the range of $0.36 to $0.40 per diluted share net of tax. On a GAAP basis, the Company expects its effective tax rate to be approximately negative 5% to negative 10%, which is net of five to six million dollars of discrete item credits. The Company expects GAAP operating margins of approximately 9% to 11% and GAAP diluted EPS in the range of $0.85 to $0.95.

The Company continues to expect its organic growth in 2014 to come primarily from the network-connected markets, specifically connected TVs, mobile devices and PCs. Network-connected markets are expected to represent more than 50% of total revenue in 2014.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition, integration and restructuring-related costs. Over the past several years, the Company's GAAP tax rate has been subject to substantial variability caused by three-year cumulative pre-tax losses in the US, which required the Company to record a valuation allowance against all United States Federal deferred tax benefits. For the second quarter of 2013, the Company's pre-tax earnings included a normalized 40% effective tax rate as management believed that the Company's inability to utilize its US deferred tax benefits would be temporary. In 2014, the Company effected a complex restructuring of certain intellectual property rights which addressed the issue of US taxable income. With the Company's global entity structure now optimized, management believes the appropriate measure for its second quarter 2014 results is to impute a normalized 30% effective tax rate on the pre-tax earnings of the Company. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Conference Call Information for August 11, 2014

DTS will host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the second quarter ended June 30, 2014 results. To access the conference call, dial 1-888-287-5563 or 1-719-325-2361 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, August 11, 2014 through 4:30 p.m. Pacific Time, August 18, 2014, by dialing 1-888-203-1112 or 1-719-457-0820 (outside the U.S. and Canada) and entering pass code 3860665.

About DTS, Inc.

DTS, Inc. (Nasdaq:DTSI) is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS exists to make the world sound better. DTS' audio solutions are designed to enable recording, delivery and playback of simple, personalized, and immersive high-definition audio, and are incorporated by hundreds of licensee customers around the world into an array of consumer electronics devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. DTS technology is in televisions, personal computers, smartphones, tablets, digital media players, video game consoles, Blu-ray Disc players, audio/video receivers, soundbars, DVD based products, automotive audio systems, set-top-boxes, and home theater systems. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California. DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Ireland, Japan, Singapore, South Korea, Taiwan and the United Kingdom. Copyright 2014, DTS, Inc. DTS, the Symbol, and DTS and the Symbol together are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions, financial or operating performance, or future effective tax rates, including statements regarding overall profitability in 2014; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, the continued decline in optical disc-based product sales, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in our tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent Forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of	As of
	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 64,498	$ 66,025
Short-term investments	5,003	5,004
Accounts receivable, net	21,541	11,637
Deferred income taxes	9,051	5,787
Prepaid expenses and other current assets	3,737	5,480
Income taxes receivable	7,322	2,826
Total current assets	111,152	96,759
Property and equipment, net	28,469	30,116
Intangible assets, net	46,014	50,225
Goodwill	48,418	48,418
Deferred income taxes	13,432	11,667
Other long-term assets	4,155	4,613
Total assets	$ 251,640	$ 241,798

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 2,317	$ 2,802
Accrued expenses	9,980	12,142
Deferred revenue	8,149	10,262
Total current liabilities	20,446	25,206
Long-term debt	30,000	30,000
Other long-term liabilities	7,014	3,480

Stockholders' equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	230,900	224,971
Treasury stock, at cost	(92,184)	(84,689)
Accumulated other comprehensive income	791	747
Retained earnings	54,670	42,080
Total stockholders' equity	194,180	183,112
Total liabilities and stockholders' equity	$ 251,640	$ 241,798

DTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)

Revenue	$ 36,189	$ 27,188	$ 73,024	$ 59,916
Cost of revenue	2,460	2,412	4,791	4,734
Gross profit	33,729	24,776	68,233	55,182
Operating expenses:
Selling, general and administrative	18,796	18,749	41,401	40,439
Research and development	9,183	7,842	18,006	15,521
Total operating expenses	27,979	26,591	59,407	55,960
Operating income (loss)	5,750	(1,815)	8,826	(778)
Interest and other income (expense), net	231	(174)	17	(419)
Income (loss) before income taxes	5,981	(1,989)	8,843	(1,197)
Provision (benefit) for income taxes	(1,034)	38	(3,747)	2,362
Net income (loss)	$ 7,015	$ (2,027)	$ 12,590	$ (3,559)

Net income (loss) per common share:
Basic	$ 0.41	$ (0.11)	$ 0.73	$ (0.19)
Diluted	$ 0.41	$ (0.11)	$ 0.72	$ (0.19)

Weighted average shares outstanding:
Basic	17,038	18,306	17,161	18,263
Diluted	17,190	18,306	17,379	18,263

DTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Six Months Ended
	June 30,
	2014	2013
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$ 12,590	$ (3,559)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,403	7,758
Stock-based compensation charges	5,397	5,925
Deferred income taxes	(7,291)	(1,305)
Tax shortfalls from stock-based awards	(320)	(391)
Excess tax shortfalls from stock-based awards	--	24
Other	(14)	81
Changes in operating assets and liabilities:
Accounts receivable	(9,987)	(2,047)
Prepaid expenses and other assets	1,732	330
Accounts payable, accrued expenses and other liabilities	(2,706)	(4,629)
Deferred revenue	(2,113)	698
Income taxes receivable	897	760
Net cash provided by operating activities	5,588	3,645
Cash flows from investing activities:
Purchases of available-for-sale investments	--	(5,005)
Maturities of available-for-sale investments	--	15,440
Sale of other assets	725	--
Purchases of property and equipment	(798)	(1,355)
Purchases of intangible assets	(399)	(484)
Net cash provided by (used in) investing activities	(472)	8,596
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock-based compensation plans	1,544	1,403
Repurchases and retirement of common stock for restricted stock tax withholdings	(692)	(804)
Excess tax shortfalls from stock-based awards	--	(24)
Purchases of treasury stock	(7,495)	(2,754)
Net cash used in financing activities	(6,643)	(2,179)
Net change in cash and cash equivalents	(1,527)	10,062
Cash and cash equivalents, beginning of period	66,025	57,831
Cash and cash equivalents, end of period	$ 64,498	$ 67,893

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cost of revenue:
GAAP cost of revenue	$ 2,460	$ 2,412	$ 4,791	$ 4,734
Amortization of intangible assets	2,154	2,235	4,297	4,438
Non-GAAP cost of revenue	$ 306	$ 177	$ 494	$ 296

Selling, general and administrative:
GAAP selling, general and administrative	$ 18,796	$ 18,749	$ 41,401	$ 40,439
Amortization of intangible assets	428	264	642	514
Stock-based compensation	2,255	2,204	4,053	4,505
Acquisition and integration related costs*	--	47	--	397
Realignment costs	--	--	785	--
Non-GAAP selling, general and administrative	$ 16,113	$ 16,234	$ 35,921	$ 35,023

Research and development:
GAAP research and development	$ 9,183	$ 7,842	$ 18,006	$ 15,521
Stock-based compensation	673	708	1,344	1,420
Acquisition and integration related costs*	--	--	--	38
Realignment costs	--	--	333	--
Non-GAAP research and development	$ 8,510	$ 7,134	$ 16,329	$ 14,063

Operating income:
GAAP operating income (loss)	$ 5,750	$ (1,815)	$ 8,826	$ (778)
Amortization of intangible assets	2,582	2,499	4,939	4,952
Stock-based compensation	2,928	2,912	5,397	5,925
Acquisition and integration related costs*	--	47	--	435
Realignment costs	--	--	1,118	--
Non-GAAP operating income	$ 11,260	$ 3,643	$ 20,280	$ 10,534
Non-GAAP operating income as a % of revenue	31%	13%	28%	18%

Net income (loss):
GAAP net income (loss)	$ 7,015	$ (2,027)	$ 12,590	$ (3,559)
Amortization of intangible assets	2,582	2,499	4,939	4,952
Stock-based compensation	2,928	2,912	5,397	5,925
Acquisition and integration related costs*	--	47	--	435
Realignment costs	--	--	1,118	--
Adjustment for income taxes	(4,481)	(1,350)	(9,836)	(1,684)
Non-GAAP net income	$ 8,044	$ 2,081	$ 14,208	$ 6,069

Non-GAAP diluted income per common share	$ 0.47	$ 0.11	$ 0.82	$ 0.33

Non-GAAP weighted average diluted shares outstanding:	17,190	18,478	17,379	18,463

* On July 20, 2012, DTS completed its acquisition of SRS Labs, Inc. in a cash-and-stock transaction.
On July 5, 2012, DTS completed its acquisition of assets from Phorus, Inc. and Phorus, LLC.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2014 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2014
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	9%	11%
Amortization of intangible assets	7%	8%
Stock-based compensation	7%	8%
Realignment costs	1%	1%
Non-GAAP operating income as a % of revenue	24%	28%

Net income per diluted share:

GAAP net income per diluted share	$ 0.85	$ 0.95
Amortization of intangible assets	0.51	0.57
Stock-based compensation	0.60	0.66
Realignment costs	0.06	0.07
Tax adjustments	(0.62)	(0.75)
Non-GAAP net income per diluted share	$ 1.40	$ 1.50

Weighted average shares used to compute Non-GAAP net income per diluted share (millions)	17.5	17.5

CONTACT: Investor Contact

         DTS, Inc.
         Geri Weinfeld
         Director, Investor Relations
         geri.weinfeld@dts.com
         (818) 436-1231